Exhibit 1
JOINT FILING AGREEMENT
December 8, 2005
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned (each a “Reporting Person”) hereby agrees to the joint filing on behalf of each of the Reporting Persons of a Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $0.001 per share, of Homestore, Inc., a Delaware corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.
     Each of the Reporting Persons agrees that each party hereto is responsible for the timely filing of such Schedule 13D (including any and all amendments thereto) and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party actually knows that such information is incorrect.
     This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

ELEVATION PARTNERS, L.P.

By:	Elevation Associates, L.P.,
as General Partner

By:	Elevation Associates, LLC,
as General Partner

By:	/s/ Fred Anderson
Name: Fred Anderson
Title: Manager

ELEVATION ASSOCIATES, L.P.

By:	Elevation Associates, LLC,
as General Partner

By:	/s/ Fred Anderson
Name: Fred Anderson
Title: Manager

ELEVATION ASSOCIATES, LLC

By:	/s/ Fred Anderson
Name: Fred Anderson
Title: Manager

ELEVATION EMPLOYEE SIDE FUND, LLC

By:	Elevation Management, LLC,
as Managing Member

By:	/s/ Fred Anderson
Name: Fred Anderson
Title: Manager

ELEVATION MANAGEMENT, LLC

By:	/s/ Fred Anderson
Name: Fred Anderson
Title: Manager

/s/ Fred Anderson

Fred Anderson

/s/ Marc Bodnick

Marc Bodnick

/s/ Paul Hewson

Paul Hewson

/s/ Roger McNamee

Roger McNamee

/s/ Bret Pearlman

Bret Pearlman

/s/ John Riccitiello

John Riccitiello